Eaton Corporation plc
Second Quarter 2025 Report on Form 10-Q
Exhibit 32.1
Certification

This written statement is submitted in accordance with Section 906 of the Sarbanes-Oxley Act of 2002. It accompanies Eaton Corporation plc’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 (“10-Q Report”).
I hereby certify that, based on my knowledge, the 10-Q Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C 78m), and information contained in the 10-Q Report fairly presents, in all material respects, the financial condition and results of operations of Eaton Corporation plc and its consolidated subsidiaries.

Date:	August 5, 2025	/s/ Paulo Ruiz
Paulo Ruiz
Principal Executive Officer